EXCLUSIVE DISTRIBUTION AGREEMENT

THIS EXCLUSIVE DISTRIBUTION AGREEMENT (the “Agreement”), signed at 13 of May 2010 (the “Signing Date”), and entered into as of first order delivery date (the “Effective Date”), is made by and between INSPIREMD LTD of 3 Menorat Hamaor St. Tel Aviv 67448, Israel a Corporation organized and existing under the laws of Israel and any of its affiliated companies (under formation) (individually and collectively referred to as the “Supplier”), and Euromed Deutschland GmbH (the “Distributor”) of Helfmann-Park 10165760 Eschbom, Germany (the “Distributor”) (Each of the Company and the Distributor, a “Party” and together, the “Parties”).

WHEREAS, Supplier develops, manufactures and supplies the Product(s) set forth on Exhibit A hereto, that may be improved or updated by Supplier from time to time (the “Product(s)”;

WHEREAS, Distributor distributes and sells a wide variety of Product(s) for use in the territory;

WHEREAS, Supplier wishes to sell the Product(s) to Distributor, and Distributor wishes to purchase the Product(s) from Supplier, subject to the terms and conditions of this Agreement;

NOW THEREFORE, in consideration of the premises and mutual covenants contained herein, the parties agree as follows:

1.	Representations, Undertakings, Appointment and Responsibilities of Distributor

1.1	Representations and Warranties: Distributor hereby represents and warrants to the Supplier that it possesses and will maintain throughout the term of this Agreement, the means, experience, know-how, skill, facilities and personnel to properly fulfill its obligations under this Agreement in a timely manner and to the Supplier’s satisfaction. Further, the Distributor represents and warrants that it is duly licensed to execute its obligations under this Agreement.

1.2	Undertakings: Distributor hereby undertakes that he will, at its own expense, be responsible for obtaining any and all permits, approvals, product registration with the Ministry of Health, licenses authorizations and clearances from local, state, municipal, governmental, quasi-governmental and other authorities, required, necessary or desirable for the sale and distribution of the Product(s) in the Territory and for the performance of the Distributor’s obligations hereunder. The local approvals will be obtained when required by the local authorities in addition to the existing certificates and whenever possible these local approvals will be obtained in the name of the Supplier. Pursuant to this engagement, Distributor agrees to purchase the Product(s) from Supplier, and Supplier agrees to sell the Product(s) to Distributor when such Product(s) are ordered hereunder in accordance with the terms hereof.

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1.3	Appointment. As of the Effective Date, Supplier hereby engages Distributor as its Exclusive distributor for the distribution and sale of the Product(s) solely in the geographical areas set forth on Exhibit B hereto (the “Territory”), subject to the terms and conditions of this Distribution Agreement. Distributor hereby accepts such engagement, subject to the terms and conditions of this Distribution Agreement. Distributor acknowledges that it may not make any commitment or binding obligation on behalf of Supplier.

1.4	Sales Minimums. Distributor hereby commits to Supplier to achieve, at a minimum, the sales set forth on Exhibit C hereto during the term of this Agreement (“Sales Minimum”), and the total value of orders for each year listed therein (the “Order Value”). If Distributor fails to achieve the Sales Minimum and/or the Order Value in any given period specified in Exhibit C hereto, Supplier may, at its own discretion either: (i) terminate this Agreement in accordance with Section 9.1 below, or (ii) revoke the exclusive appointment granted to the Distributor under Section 1.3 and appoint Distributor as a non-exclusive Distributor in the Territory. Supplier shall notify Distributor if such appointment is made. Said appointment shall not derogate from the terms of this Agreement and all other teens of this Agreement shall remain in effect Mutatis Mutandis.

1.5	Responsibilities. Distributor shall bear its own expense for the execution of the following:

(a)	Product(s) Promotion. Distributor shall use its best efforts to introduce to the market, promote and obtain orders for the Product(s) in the Territory. For the execution of said promotion, Distributor shall employ highly qualified sales and technical personnel familiar with the Product(s). Distributor agrees that it shall execute its obligation under this section in a manner that reflects positively on the Supplier and the Product(s) and shall not perform any act or omission which may harm the goodwill of, or be injurious to, the Product(s) or Supplier. Further, all marketing material, Product(s) information, brochures and the like, containing information relating to the Product(s) requires the approval of the Supplier prior to its distribution to end users or prospects Distributor engages.

(b)	Marketing Plan. Distributor agrees to submit to Supplier within thirty (30) days hereof a marketing plan detailing the promotional and marketing activities for sales of the Product(s) in the Territory. Said marketing plan is subject to Supplier’s approval prior to its implementation and shall include attendance in local shows, distribution of marketing material translated into the language used in the Territory. Distributor shall keep Supplier continuously informed of the status of its marketing efforts under the marketing plan and shall furnish all information relating to the sales of the Product(s) in the Territory as may be reasonably requested by Supplier from time to time.

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(c)	Sales Personnel. Distributor shall train an appropriate number of its qualified employees in the sale of the Product(s) (“Sales Personnel”). Number of Sales Personnel shall be sufficient for the purpose of promoting, marketing, selling and distributing the Product(s) in the Territory in accordance with Section 1.3 above. Without derogating from the above, Distributor may use subcontractors for the distribution of the Products provided that the prior written approval of the Supplier is provided. Distributor shall be held accountable for all distribution activities performed by subcontractors in distributing the Products under this Agreement. The Supplier shall have the right, at all times, to discontinue the use of a specific subcontractor at its sole discretion on a case to case basis.

(d)	Compliance and Reporting. Distributor shall comply with any and all safety regulations and standards and such other regulations or requirements as are or may be promulgated by authorized governmental authorities and required in order to carry out the terms of this Distribution Agreement. Distributor shall provide Supplier with all information pertaining to adverse events or safety issues related to the Product(s), such information shall be notified together with a detailed description within one working day. Further, Distributor shall promptly provide Supplier with all information alleging Product(s) deficiencies related to the identity, quality, durability, reliability, effectiveness, or performance of the Product(s).

(e)	Quality Assurance and Product Traceability, and MDD 93/42/EEC. Distributor or any sub-distributor rendered by Distributor shall be responsible for the implementation and maintenance of a quality System that fulfills the requirements of MDD 93/42/EEC, including, inter alia recalls, notification to local authorities and document maintenance.

(f)	Post-Marketing Surveillance Program. Distributor shall maintain a Post-Marketing Surveillance Program. Supplier and the Distributor shall cooperate with each other in order to provide all information required and execute said program. The PMSP shall include, among others, immediate notification to both Supplier and Distributor in the event that a serious defect is discovered in a product which has already been released.

(g)	Traceability of Products. In order to ensure compliance with laws and regulations relating to the traceability of the products, Distributor undertakes to take all appropriate measures to ensure:

•	backward traceability to Supplier (and where applicable, to the Authorized Representative (name and address of the Authorized Representative printed on Product packaging); and
•	reasonable product traceability to users to minimize the risks in case of recall; and
•	language requirements according to national legislation; and

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•	compliance with any other responsibilities, liabilities, and obligations as set forth in Council Directive 93/42/EEC for manufacturers and any other laws, statutes, directives and regulations promulgated by any governmental body that may apply to the manufacturing and distribution of products.

(h)	Customer Complaints and Recalls. In the event a serious defect is discovered in a Product which has already been distributed, Distributor shall immediately notify Supplier in writing, specifically in cases of notifiable incidents or near-incidents according to §§ 28-31 MPG, which are to be reported immediately in written form to the safety commissioner for medical products of Supplier. Supplier shall support the Distributor in analyzing product complaints in an effective manner.

(i)	Customers. Distributor shall provide to Supplier, at the time of placing a purchase order, any detail of the end-user reasonably required by the Supplier for support and licensing purposes (“Customer Information”). Supplier undertakes not to disclose the Customer Information to third parties, and to use the Customer Information strictly for support and licensing purposes. Supplier further undertakes not to contact the end-user directly or indirectly for sales and marketing purpose during the Term, unless otherwise agreed by the parties hereto. Distributor shall provide Supplier on a quarterly basis and upon termination of this Agreement, with a list of all customers that have purchased Product(s) from Distributor, including their names, addresses, Product(s) purchased, purchasing date and purchase price.

(j)	Records. Distributor shall maintain complete and accurate records of all Product(s) sold by Distributor in sufficient detail to enable Supplier to comply with its obligations under this Agreement.

(k)	Storage. Distributor shall store the Products in a storage facility and under conditions suitable to fit the Product’s nature as a delicate sterilized medical device to be used in humans.

(l)	Minimum Inventory. Distributor shall at all times after the Effective Date of this Agreement maintain at all time, a minimum inventory of Products equivalent to one quarter of sales of the current year, to ensure the timely supply of Products to the customers.

2.	Term of Agreement

This Agreement shall commence and be effective as of the Effective Date provided that the distributor will fulfill first order terms according to paragraph 3.6.1:First Order & 3.7.b: Payment. This agreement will remain effective as long as minimum Sales and payment as defined in Exhibit C will be sustained. This agreement shall continue for a term of 24 months (the “Term”) commencing with the Effective Date of this Agreement, unless terminated pursuant to Section 9 below. The Term shall be automatically extended to an additional teen (“Renewal”) unless a written notice of termination has been provided by one party to the other ninety (90) days prior to the date on which this Agreement otherwise would have expired. The terms of this Agreement shall apply to any Renewal, except if otherwise agreed on in writing by the parties.

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3.	Purchases, Prices, Payment and Forecasts

3.1	Standard Terms. Distributor shall purchase Product(s) from Supplier pursuant to Supplier’s standard purchase order. After receipt of Distributor’s purchase order, Supplier shall confirm, in writing, the details of the purchase order. Supplier shall be obligated to sell to Distributor Products after the confirmation of the purchase order has been made by Supplier. Supplier may, at its sole discretion, make changes to its Product(s) list at any time, provided that outstanding purchase orders will not be affected by such change. Such changes shall be communicated in writing to the Distributor of such change. All sales from the Supplier to the Distributor are final.

3.2	Prices.

(a)	Transfer prices of the Product(s) from Supplier to Distributor are specified in Exhibit C to this Agreement (the “Prices”). Distributor shall complete the appropriate import/export forms as required by applicable laws and shall pay all other fees associated with the sale and delivery of all Product(s) hereunder, Including but not limited to customs clearance or customs tax as may apply.

(b)	Supplier shall have the right to change the Prices with a sixty (60) days prior written notice (the “Price Notice”) to Distributor. Orders placed by Distributor prior to the last day of the Price Notice period shall not be effected by said price change, and any written quote provided by the Distributor to prospect end-users prior to the Price Notice shall be subject to the previous pricing, provided that a copy of such quote has been provided by Distributor to the Supplier prior to the Price Notice. In any case, a margin of 35% for the distributor will be guaranteed in a case of price increases. In the change of prices, long term price commitments of the distributor to his customers will be recognized from the supplier. The distributor will provide a list of those customers which have such an offer, for documentation, not later than 7 days from “Price Notice” date.

3.3	Product(s) Changes. Supplier reserves the right, at any time, to make changes to any Product(s) whenever such changes are (a) required for safety, (b) required in order to facilitate performance in accordance with specifications, or (c) such that they represent non-substantial substitutions and modifications not adversely affecting performance in accordance with applicable Product(s) performance specifications. Supplier will inform Distributor within a reasonable time of any changes under this Section 3.3.

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3.4	Purchase Orders. All orders for Product(s) shall be placed by and subject to Distributor’s purchase orders in the form attached to as Exhibit E to this Agreement, each of which shall be subject to review and acceptance in writing by Supplier. Distributor’s purchase orders shall include the following information:

(a)	Identify each unit of Product(s) ordered;

(b)	Indicate quantity, price (determined in accordance with the provisions of this Agreement) and shipping instructions; and

(c)	Specify Distributor’s requested delivery dates.

Supplier is not bound by any term, condition or other provision in any purchase order that conflicts with the terms of this Agreement, unless such purchase order was confirmed in writing by Supplier.

3.5	Once a purchase order is received and confirmed by Supplier, the order shall be deemed complete and final. Any request by Distributor to make modifications after the purchase order is confirmed but before shipment of the Product(s), shall be dealt with by Supplier on a “best effort” basis.

3.6	Schedule of Purchases:

3.6.1 Distributor shall issue the Supplier the First Order of 800 stents (the “First Order”) not later than 14 days from “Signing Date”

3.6.2 Distributor shall issue the Supplier his Second Order of 500 stents (the “Second Order”), not later than end Of September 2010.

3.6.3 Distributor shall issue the Supplier his Third Order of 600 stents (the “Third Order”), not later than end Of December 2010.

3.6.4 Distributor shall issue the Supplier his Forth Order of 600 stents (the “Forth Order”), not later than end March 2011.

3.6.5 Distributor shall issue the Supplier his Fifth Order of 1000 stents (the “Fifth Order”), not later than end June 2011.

Order (dates and quantities) has to fulfill in a timely manner minimum sales targets listed on Exhibit C.

3.7	Payment.

(a)	Payments for Product(s) shall be made in accordance with the payments schedule set forth in Exhibit D, by Distributor to Supplier pursuant to all additional terms listed therein.

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(b)	Risk of Loss: Title to the Product(s) purchased hereunder shall pass to Distributor and all risk of loss or damage to such Product(s) shall be borne by Distributor from the time such Product(s).

(c)	Distributor’s obligation to pay for all Product(s) ordered and all charges which it has incurred in connection with the execution of this Agreement shall survive termination or expiration of this Agreement.

3.8	Forecasts. Not later than a week from the beginning of each quarter during the Term of this Agreement, Distributor will provide an estimate of its demand for Product(s) for the following quarter. Such rolling forecasts shall not be binding on either party, but shall be prepared with reasonable care, based upon Distributor’s experience with the Product(s) and information concerning existing and prospective customers.

4.	Responsibilities of Supplier

4.1	Marketing and Sales Support.

(a)	Training and Support - Distributor shall train and support its personnel or subcontractors for the satisfactory completion of its obligations under this Agreement. Supplier will assist in training by furnishing Distributor with English training literature.

(b)	Supplier may, at his sole discretion, provide Distributor with his own personnel for training.

(c)	Marketing Material. Supplier shall provide Distributor with English language marketing literature.

(d)	Marketing Activities. Supplier may at his own discretion choose to assist Distributor in marketing activities, by participating in conferences, meeting with customers, bringing opinion leaders and any other activities Supplier may choose to be involved in provided that said activities shall be coordinated with Distributor.

(e)	Supplier may list Distributor at the Supplier’s Website as a Distributor in the Territory.

4.2	Product(s) Specifications and Standards.

(a)	Recalls and Retrofits. Supplier agrees that if any Product(s) is found by a government agency, sovereign, legislative or executive branch of government, or a court of competent jurisdiction to be in violation of any applicable law or regulation, Supplier shall be solely responsible for the necessary repair, replacement, or other remedy of such violation: cost of such replacement, freight charges, duties and taxes.

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(b)	Compliance with Applicable Laws. Supplier certifies that all of the Product(s) to be furnished under this Agreement will be manufactured or supplied by Supplier in accordance with all applicable government provisions and stipulations in the CE mark. Distributor will be responsible for making adjustments, if needed, to meet local regulation.

5.	Warranty and Maintenance

5.1	Warranty, Maintenance Obligations of Supplier to Distributor.

(a)	All Warranty claims against Supplier shall be made by Distributor, regardless of whether Distributor has transferred title or possession of the Product(s) to other parties.

(b)	The Warranty is contingent upon the proper use of the Product(s), and does not cover Product(s) that have been modified without Supplier’s approval, or that have been subject to unusual physical or electrical stress, misuse, unauthorized use, negligence or accident, or that have passed their expiration date.

(c)	Supplier makes no warranty in respect of accessories and other parts made by other suppliers that have been attached or connected to the Product(s).

(d)	THE FOREGOING WARRANTIES SET FORTH IN SECTION 5.1 ABOVE ARE EXCLUSIVE AND IN LIEU OF ALL OTHER WARRANTIES, EITHER WRITTEN, ORAL OR IMPLIED, WHICH ARE HEREBY SPECIFICALLY DISCLAIMED AND EXCLUDED BY SUPPLIER, INCLUDING, BUT NOT LIMITED TO, ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE AND NON-INFRINGEMENT OR ANY IMPLIED WARRANTIES ARISING BY COURSE OF DEALING OR USAGE OF TRADE). THE SOLE AND EXCLUSIVE REMEDIES OF DISTRIBUTOR FOR BREACH OF PRODUCT(S) WARRANTY SHALL BE LIMITED TO THE REMEDIES PROVIDED IN THIS AGREEMENT.

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(e)	(NOTWITHSTANDING ANY OTHER PROVISION OF THIS AGREEMENT, SUPPLIER SHALL NOT BE LIABLE TO ANY PERSON FOR ANY SPECIAL, CONSEQUENTIAL, INCIDENTAL OR INDIRECT DAMAGES, HOWEVER ARISING, INCLUDING, BUT NOT LIMITED TO, DAMAGES TO OR LOSS OF PROPERTY OR EQUIPMENT, LOSS OF PROFIT, LOSS OF USE OF DATA, LOSS OF REVENUES OR DAMAGES TO BUSINESS OR REPUTATION ARISING FROM THE PERFORMANCE OR NON-PERFORMANCE OF ANY ASPECT OF THIS AGREEMENT OR ANY ORDER HEREUNDER, OR FROM ANY CAUSE WHATSOEVER ARISING FROM OR IN ANY WAY CONNECTED WITH THE MANUFACTURE, SALE, HANDLING, REPAIR, MAINTENANCE OR USE OF THE PRODUCT(S), WHETHER OR NOT SUPPLIER SHALL HAVE BEEN MADE AWARE OF THE POSSIBILITY OF SUCH LOSS. ANY OTHER PRODUCT(S) REPRESENTATIONS OR WARRANTY MADE BY ANY OTHER PERSON OR ENTITY, INCLUDING EMPLOYEES OR REPRESENTATIVES OF DISTRIBUTOR THAT ARE INCONSISTENT HEREWITH, SHALL BE DISREGARDED AND SHALL NOT BE BINDING UPON SUPPLIER. IN NO EVENT SHALL SUPPLIER’S LIABILITY FOR PARTICULAR UNITS OF THE PRODUCT(S) HEREUNDER EXCEED THE PURCHASE PRICE OF SUCH UNITS.

(f)	This Section 5.1 shall survive expiration or termination of this Agreement.

5.2	Warranty and Maintenance Obligations of Distributor to Customers.

(a)	Distributor shall make no warranties or guarantees with respect to Product(s) or the use thereof except as provided herein or otherwise authorized in writing by Supplier.

(b)	Distributor shall educate and inform End Users of the proper and safe use of the Product(s). In the event that Distributor learns or becomes aware of any information indicating that any of the Product(s) have failed to perform satisfactorily, or receives any complaints or information from anyone concerning the safety and/or merchantability of any of the Product(s), Distributor shall notify Supplier immediately. Distributor shall maintain a file of customer suggestions, comments, incident reports and Distributor responses and shall forward all such information to the Supplier in writing on the last day of each quarter this Agreement is in effect and for a period of 6 months from the termination of this Agreement if such information becomes available after termination.

6.	Intellectual Property and Ownership

6.1	Distributor acknowledges and agrees that:

(a)	All intellectual property rights pertaining to the Product(s), including but not limited to patents, know-how, copyright, trademarks, whether protectable or not, registered and unregistered, owned and/or otherwise used by Supplier and all goodwill related thereto (collectively, the “IP Rights”) are and shall remain at all time, as between Supplier and Distributor, the exclusive property of Supplier and may not be exploited, reproduced or used by Distributor except as expressly permitted under this Agreement.

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(b)	Distributor shall not have or acquire any right, title or interest in or otherwise become entitled to any IP Rights by taking delivery of, making payment for, distributing and/or selling or otherwise using or transferring the Product(s).

(c)	Distributor shall take all reasonable measures to ensure that all IP Rights of Supplier shall remain with Supplier, including promptly notifying Supplier of any possible infringement by third parties of Supplier’s IP Rights and participating with Supplier, at Supplier’s expense, in any legal action against such infringement that in Supplier’s sole judgment is required for protection or prosecution of Supplier’s rights.

(d)	Supplier shall be the owner of the Product Registration in the Territory Distributor shall forward a copy of the completed registration as soon as the registration is completed and finalized

6.2	Without derogating from Section 6.1 above:

(a)	Supplier may at any time affix Supplier’s trade name, service marks or trademarks (the “Trademarks”) to any of the Product(s) and use the Trademarks in relation to any services Supplier provides hereunder in connection with the Product(s); Distributor shall not make any changes to the Trademarks used on Products by Supplier.

(b)	Distributor shall not have or acquire any right, title or interest in or otherwise become entitled to use any of the Supplier’s Trademarks, either alone or in conjunction with other words or names, or use the goodwill thereof, without the express written consent of Supplier in each instance; and

(c)	Distributor shall not to apply for or oppose registration of any trademarks, including the Trademarks, used by Supplier.

6.3	Nothing contained in this Agreement shall be construed as conferring on either party any right or imposing any obligation to use in advertising, publicity or otherwise any trademark, name or symbol of the other party, or any contraction, abbreviation or simulation, except as expressly provided for in this Agreement.

6.4	Distributor acknowledges that no license or right is granted hereby with respect to Supplier’s intellectual property.

7.	Confidentiality

7.1	Without the written consent of the other party, neither party shall disclose to any third party, or use for its own benefit or the benefit of others, either during or after the Term of this Agreement, any confidential or proprietary business or technical information of the other party that has been identified as confidential or proprietary by the disclosing party in accordance with Section 7.2 below.

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7.2	To be considered proprietary information, the information must be (i) disclosed in writing or other tangible form and marked confidential or proprietary, or (ii) disclosed orally or visually, identified as confidential at the time of disclosure and reduced to writing and marked confidential or proprietary within thirty (30) days of the disclosure thereof.

7.3	Proprietary information shall not include information which (i) is already rightfully known or becomes rightfully known to the receiving party independent of proprietary information disclosed hereunder; (ii) is or becomes publicly known through no wrongful act of the receiving party; (iii) is rightfully received from a third party without similar restrictions and without breach of this Agreement; or (iv) in the opinion of counsel, is required to be disclosed to comply with any applicable law, regulation or order of a government authority or court of competent jurisdiction, in which event the receiving party shall, prior to such disclosure, advise the other party in writing of the need for such disclosure and use its reasonable best efforts to obtain confidential treatment of such information.

8.	Indemnification and Insurance

8.1	Supplier Indemnification. Supplier shall indemnify, hold harmless and defend Distributor, its successors and assigns for all losses, claims and defense costs claimed by any third party for any injury, death or property damage suffered by such third party to the extent resulting from a defect in the manufacture or design of the Product(s) supplied hereunder, unless such injury, death or property damage is the result of Distributor’s negligence, willful misconduct, breach of this Agreement or any modification made by Distributor to the Product(s) without Supplier’s consent.

8.2	Distributor Indemnification. Distributor shall indemnify, hold harmless and defend Supplier, its successors and assigns for all losses, claims and defense costs claimed by any third party for any injury, death or property damage suffered by such third party to the extent resulting from Distributor’s negligence, willful misconduct or breach of this Agreement.

9.	Termination

9.1	The Supplier may terminate this Agreement with thirty (30) days written notice if the Distributor:

(a)	Is in default of its payment obligations hereunder, and such default continues for fifteen (15) days following receipt of written notice; or,

(b)	Is in default of any other material obligation hereunder and such default continues for thirty (30) days following receipt of written notice; or

(c)	Fails to meet the Minimum Sales or Order Value as defined in Exhibit C.

(d)	Distributes or attempts to distribute the Products outside of the Territory.

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9.2	Either party may terminate this Agreement if the other party is declared bankrupt or is involved in any insolvency proceedings, attachment or other proceedings, which, in the reasonable opinion of either party prevents the other party from performing its obligations under this Agreement.

9.3	Either party may terminate this Agreement for any reason or without reason with 90 (ninety) days written notice (hereinafter “Termination Notice”) without further penalties or indemnification, provided however that Distributor may conclude any Pending Sale. For the purpose of this Section, Pending Sale shall be defined as any sale to a prospect end-user that the Distributor has provided with a written sales-quote prior to the end of the Termination Notice, to a total of no more than ten Pending Sales.

9.4	Termination of this Agreement shall not affect any obligations of either party incurred hereunder prior to such termination, or any obligations that expressly survive termination of this Agreement.

9.5	Distributor is aware that in certain jurisdictions and/or countries, local authorities require that a sole named importer of the Product is authorized to distribute the Product in the Territory. Therefore, distributor agrees to execute all documents required by the relevant authorities for the purpose of execution of this Agreement and shall further provide the Supplier, upon its first request with all documents and signatures required for the purpose of disengaging distributor as the Supplier’s sole names distributor in the Territory as set forth in Exhibit F of this Agreement.

10.	General Provisions

10.1	Relationship of the Parties. Distributor shall act as an independent contractor, purchasing Product(s) from Supplier and reselling them in the Territory. Distributor shall not act, and shall not be deemed as, agent for Supplier, nor shall Distributor have any right or power hereunder to act for or to bind Supplier in any respect. This Agreement shall not be deemed to create any employer-employee relationship between Supplier and Distributor, nor any agency, franchise, joint venture or partnership relationship between the parties.

10.2	Amendment of Policies and Exhibits. Supplier may at any time, by written notice to Distributor, amend its policies relating to service, Warranty, delivery, terms of sale, and/or amend the Exhibits hereto; provided, that substantial adjustments to the Product(s) and the Territory shall be made after Supplier has furnished Distributor with a ninety (90) days written notice.

10.3	Assignment. This Agreement, and the Distributor’s rights and obligations hereunder, shall not be assigned in whole or in part by the Distributor without the prior written consent of Supplier. Any attempted assignment or delegation without such consent shall be void and of no effect. The Parties agree that the Supplier shall have the right to assign all of its rights and obligations under this Agreement to an entity not a party to this Distribution Agreement provided that such Entity undertakes the obligations of the Supplier.

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10.4	Notices. Any and all notices permitted or required to be made under this Agreement shall be in writing, signed by the party giving such notice, and shall be delivered, personally or sent by facsimile or registered mail or electronic mail, to the other party at its address set forth in this Agreement, or the latest known address of the party. The date of personal delivery, facsimile confirmation date as stated on the facsimile transfer report, or ten (10) days after being sent by registered mail, shall be the date of such notice.

10.5	Publicity. It is agreed the Supplier may identify Distributor as a distributor of Supplier’s Product(s) in advertisements and other promotional literature. It is further agreed that Distributor may identify to its customers that Supplier is a supplier of the Product(s) to Distributor. Neither party shall otherwise use the name of the other party in any advertising, publicity, promotional literature, brochures, sales aids or marketing tools without the prior written consent of such other party.

10.6	Agreement Governs. In the event of any conflict between the terms of this Agreement and the terms of any Supplier or Distributor purchase order, sales contract or acknowledgment used in connection with any individual sale or purchase, the terms of this Agreement shall overrule, unless otherwise expressly agreed to in writing by Distributor and Supplier at the time of such individual sale.

10.7	No Waiver. Failure to enforce any rights hereunder, irrespective of the length of time for which such failure continues, shall not constitute a waiver of those or any other rights, nor shall a waiver by either party in one or more instances be construed as constituting a continuing waiver or as a waiver in other instances.

10.8	Governing Law. This Agreement and the rights and obligations of the parties hereunder shall be governed by and interpreted in accordance with the laws of Germany, without giving effect to principles of conflicts of law.

10.9	Settlement of Disputes. All disputes arising in connection with this Agreement shall be settled by arbitration. The arbitration shall be held in Frankfurt am Main, Germany. This provision shall expressly survive termination of this Agreement.

10.10	Complete Agreement. This Agreement, including the Exhibits hereto, constitutes the full and complete agreement of the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof. Except as otherwise provided in Section 10.2 above or elsewhere herein, this Agreement may not be amended or otherwise modified unless evidenced in writing and signed by Distributor and Supplier.

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10.11	Severance. If any provision or provisions of this Agreement is held invalid, illegal, or unenforceable by a court of competent jurisdiction, such provision(s) shall be severed, and the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. The parties shall use all commercially reasonable efforts to agree upon a valid and enforceable provision for the severed provision(s), taking into account the intent of this Agreement.

10.12	Force Majeure. Failure of either party to perform its obligations under this Agreement (except the obligation to make payments) shall not subject such party to any liability or constitute a breach of this Agreement if such failure is caused by any event or circumstances beyond the reasonable control of such non-performing party, including without limitation acts of God, fire, explosion, flood, drought, war, riot, sabotage, embargo, strikes or other labor trouble, failure in whole or in part of suppliers to deliver on schedule materials, equipment or machinery, interruption of or delay in transportation (unless caused by the party so affected), a national health emergency or compliance with any order or regulation of any government entity. A party whose performance is affected by a force majeure event shall take prompt action to remedy the effects of such force majeure event.

10.13	Further Assurances. Each party shall execute and deliver such further instruments and do such further reasonable acts and things as reasonably may be required to carry out the intent and purpose of this Agreement.

10.14	Counterparts. This Agreement may be executed in any number of counterparts (including facsimile counterparts), each of which shall be original as against the party whose signature appears thereon, but all of which taken together shall constitute one and the same instrument.

10.15	Survival. Sections 1, 3, 5, 6, 7, 8, 9, and 10.15 shall survive the termination of this Agreement.

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed by its duly authorized representative:

Inspire MD LTD.		Distributor

By:	/s/ Asher Holzer	By:	/s/ Guenter Ernst

Name:	Asher Holzer	Name:	Guenter Ernst

Title:	President	Title:	President and CEO

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EXHIBIT A – PRODUCT(S)

MGuard coronary stent system

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EXHIBIT B - TERRITORY

Germany

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EXHIBIT C – STENT PRICES AND SALES MINIMUM

Transfer Prices:

Price per Stent: 400 Euro, EX-WORKS Germany

Sales Minimum through the Term of the Agreement:

	12 months from Effective Date	18-24 months from Effective Date
Stent Quantity	2,500	5,200

Sales Minimum through fiscal year 2010:

	Q3-10	Q4-10	Q1-11	Q2-11	Q3-11
Stent Quantity	800	500	600	600	1000

Distributor shall place the “First order” within 14 days from the “Signing Date”.

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EXHIBIT D – PAYMENT SCHEDULE

Payment by Distributor:

1.           Payment of First Order - 800 stents, shall be made by means of 50% wire transfer in advance to the bank account of the supplier + 50% open account to be paid within 60 days from delivery of the whole First order of 800 stents.

2.           Payments of the “Second Order” shall be made by means of issuing an irrevocable Letter of Credit in the name of the Supplier, issued by a bank certified by the Supplier’s bank to be paid in 60 days.

3.           All Payment from “Third Order” and onward shall be made by means of 14 days with 3% prompt payment discount and 60 days net

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EXHIBIT E —PURCHASE ORDER

Your Address

Phone/Fax

City, State, Zip Country

Order Date:

3 Menorat Hamaor St.,	Payment Terms:

Tel Aviv	EXW Point:

Israel	Freight Terms:

Phone:

Ship To:	Invoice To:

Distributor
Address 1
Address 2
City, State, Zip
Phone:	xxx-xxx-xxxx
Attn:	Name

Diameter	Length	Quantity	Description	Cat No.	Ship Date

Signature:

Name:

Title:

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EXHIBIT F
DISTRIBUTOR WAIVER

To: Inspire MD LTD
3 Menorat Hamaor St.
Tel Aviv 67448,
Israel

Distributor Waiver

Attn: Dr. Asher Holzer

Euromed Deutschland GmbH hereby undertakes to sign, execute and deliver to you all required documents requested by the local regulatory authorities or other authorities as may be relevant, in order to allow Inspire MD to name another local importer for the purpose of distributing its products in Germany (Country of sales). Euromed Deutschland GmbH understands and acknowledges that Inspire would suffer irreparable damages and great financial loss if it is unable to appoint a distributor of its choice in the Territory and therefore Euromed Deutschland GmbH undertakes to perform the above in a timely and efficient manner. Further, Euromed Deutschland GmbH waives any rights with respect to it being the named importer in the Territory, or the registration rights to the Product(s) as provided for in the Distribution Agreement executed between Euromed Deutschland GmbH and the Supplier.

This letter does not release Inspire of any obligations it has towards Euromed Deutschland GmbH including any financial claims Euromed Deutschland GmbH may have for services it performed under the Distribution Agreement.

NAME

TITLE

DATE

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